Exhibit 10.10

ADVISOR AGREEMENT

This Advisor Agreement (this “Agreement”), is made effective as of March 16, 2018 (the “Effective Date”) by and between TimefireVR Inc., a Nevada corporation (the “Company”) and ICO Media Group Inc. (the “Advisor”).

WHEREAS, the Company desires to engage David Drake (“Drake”) as an independent contractor, to serve as a member of the Company’s advisory board and perform services on behalf of the Advisor and the Advisor desires to perform such services for the Company in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

1. Advisory Services. Drake shall be appointed to the Company’s advisory board, which reports directly to the Company’s board of directors, and the Advisor and Drake shall render the services set forth on Exhibit A (the “Advisory Services”) to the Company, and the Company agrees to pay the Advisor the compensation described in Exhibit A for the Advisor’s performance of the Advisory Services to the Company for the term of this Agreement. The Company shall cooperate with the Advisor and provide such access to its information and property as may be reasonably required in order to permit the Advisor and its employees to perform their obligations under this Agreement, subject to customary confidentiality provisions.

2. Term. This Agreement shall continue until terminated in accordance with the provisions of Section 14. The Advisor’s obligations set forth in Sections 4 through 16, inclusive, shall survive termination of this Agreement.

3. Reimbursement of Expenses. Promptly but no later than ten (10) days following submission of statements of expenses incurred accompanied by appropriate supporting documentation, the Company will reimburse the Advisor for reasonable and customary out-of-pocket business expenses incurred by the Advisor in the ordinary course of performing the Advisory Services and in compliance with the Company’s policies covering such expenses. Anticipated expenses in excess of $500 will require the prior written approval of the Company.

4. Prior Work. The Advisor hereby assigns to the Company all of the Advisor’s right, title and interest in and to all previous work done by the Advisor for the Company relating to the Advisory Services.

5. Proprietary Information. This Agreement creates a relationship of confidence and trust between the Company and the Advisor with respect to any information: (a) applicable to the business of the Company or (b) applicable to the business of any client or customer of the Company, which may be made known to the Advisor by the Company or by any client or customer of the Company, or learned by the Advisor during the term of this Agreement while rendering the Advisory Services. All such information, whether provided prior to, on or after the Effective Date, has commercial value in the business in which the Company is engaged and is hereinafter called “Proprietary Information”. By way of illustration, but not limitation, Proprietary Information includes any and all technical and nontechnical information including trade secrets, patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, knowhow, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the Company and includes, without limitation, information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. “Proprietary Information” also includes proprietary or confidential information of any third party who may disclose such information to the Company or to the Advisor in the course of the Company’s business. “Proprietary Information” shall not include information that (i) is or becomes known to the general public under circumstances involving no breach by the Advisor or others of the terms of this Agreement, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, (iii) is in the rightful possession of the Advisor, without confidentiality obligations, at the time of disclosure by Company as shown by the Advisor’s then-contemporaneous written records, (iv) is independently developed or acquired by the Advisor or any of its representatives without violation of this Agreement, or (v) is approved in writing for release by the Company. C) The Advisor shall require all personnel to sign a Non-disclosure Agreement (see Exhibit B), protecting Company’s confidential information and intellectual property. Drake and the Advisor shall treat and obligate all personnel to treat as secret all confidential information received from Company including, but not limited to, information concerning the Company’s financial data, operating data, source code, or trade secrets encountered during this Agreement.

6. Ownership and Nondisclosure of Proprietary Information.

(a) All Proprietary Information is the sole property of the Company and the Company’s assigns and the Company and the Company’s assigns shall be the sole and exclusive owner of all trade secrets, patents, copyrights, mask works, trade secrets and other rights in the Proprietary Information. At all times, both during the term of this Agreement and after termination of this Agreement, Drake and the Advisor shall keep in confidence and trust all Proprietary Information and will not disclose any Proprietary Information to any person or entity other than the Company or use any Proprietary Information other than in connection with the Advisor’s performance of the Advisory Services for the benefit of the Company, in each case, without the prior written consent of the Company.

(b) Notwithstanding anything set forth herein to the contrary, the Company understands that the Advisor maintains a large staff devoted to developing its own products, services, designs, marketing strategies, business methods and the like, and is conducting research and evaluating ideas in many areas of interest, including on behalf of other companies and businesses, some of which may be in the same business as the Company. It is quite possible that the Advisor has already conceived of, or is expecting to work on a project involving, the same or similar information to the one provided or to be provided hereunder. Nothing in this Agreement shall be construed to prevent the Advisor from engaging independently in such activities, provided that the Proprietary Information of the Company is not used for such purposes.

7. Ownership and Return of Material. All materials (including, without limitation,

documents, drawings, models, apparatus, sketches, designs, lists, user stories, source code and all other tangible media of expression) furnished to Drake or the Advisor by the Company as a result of, or in connection with the Advisory Services shall remain the property of the Company. Upon termination of this Agreement, or at any time on the request of the Company before termination, Drake and the Advisor agrees to promptly (but no later than five (5) days after the earlier of the termination of this Agreement or the Company’s request) destroy or deliver to the Company, at the Company’s option, all materials furnished to either of them by the Company and all tangible media of expression which are in their possession and which incorporate any Proprietary Information or otherwise relate to the Company’s business. At the Company’s request, Drake and the Advisor shall provide the Company with written certification of their compliance with Advisor’s obligations under this Section.

8. Innovations. As used in this Agreement, the term “Innovations” means all information fixed in any tangible medium of expression (whether or not protectable under copyright laws), know-how, improvements, inventions (whether or not protectable under patent laws), works of authorship, techniques, software, code, objects, development tools, methods and protocols, instructions and routines, comments, user interfaces, support logs, scripts, design notes, supporting technical and user documentation, discoveries, data, ideas (whether or not protectable under trade secret laws), specifications, designs, trade secrets, combinations, formulae, developments, artwork, copyrights, regulatory and other governmental filings, documents, descriptions, processes, methods, procedures, trademarks, trade names, service marks, domain names, web addresses and web sites, all other subject matter that may be protectable under any patent, copyright, moral right, mask work, trademark, trade secret or other laws and all goodwill associated with any of the foregoing and any registrations and applications therefor.

9. Assignment of Innovations. Drake and the Advisor hereby agree to promptly disclose and describe to the Company and Drake and the Advisor hereby assign to the Company all of their right, title, and interest in and to each of the Innovations and all associated intellectual property rights that either party conceives, reduces to practice, creates, derives, develops or makes solely arising out of, or in connection with the work performed by Drake and/or the Advisor in rendering the Advisory Services and that (a) relate to the Company’s business or actual or demonstrably anticipated research or development, (b) was developed with the use of any of the Company’s equipment, supplies, facilities or trade secret information or (c) results from any work either party performed for the Company including the Advisory Services (collectively, the “Company Innovations”). Drake and the Advisor further acknowledge and agree that all Company Innovations including, without limitation, any computer programs, programming documentation, and other works of authorship, are “works made for hire” for purposes of the Company’s rights under copyright laws and they hereby assign to the Company any and all rights, title and interest they may have or acquire in such Company Innovations. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights”. Without the prior written consent of the Company, Drake and the Advisor will not (i) use any Innovation or other proprietary right or information of Advisor or any third party in connection with the performance of the Advisory Services or (ii) incorporate any Innovation or other proprietary right or information of Drake, the Advisor or any third party into any of the Company Innovations or any of the Company’s products or any of the deliverables or work products provided to the Company. For the avoidance of doubt, any Inventions that Drake or the Advisor may conceive, reduce to practice, create, derive, develop or make, solely or jointly with others, without the use of any Proprietary Information of the Company or that do not arise of the work performed by Drake or the Advisor for the Company while rendering the Advisory Services shall remain the sole property of Drake or the Advisor and are not assigned to the Company.

10. Cooperation in Perfecting Rights to Proprietary Information and Innovations. Drake and the Advisor hereby agree to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Company Innovations. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (a) in the filing, prosecution, registration, memorialization and assignment of any applicable patent, copyright, mask work or other property right protection, (b) in the enforcement or defense of any applicable patent, copyright, mask work or other property right and (c) in any other legal proceedings. In the event that the Company is unable for any reason to secure Drake or the Advisor’s signature to any document required to file, prosecute, register, memorialize or assign any patent, copyright, mask work or other property right or to enforce any patent, copyright, mask work or other property related to the Proprietary Information or the Company Innovations, Drake and the Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as their agents and attorneys in fact to act for and on their behalf and instead of Drake or the Advisor (i) to execute, file, prosecute, register, memorialize and assign any such patent, copyright, mask work or other property right, (ii) to execute and file any documentation required for such enforcement and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization, assignment, issuance and enforcement of patents, copyrights, mask works and other rights related to the Proprietary Information or the Company Innovations, all with the same legal force and effect as if executed by Drake or the Advisor. The power of attorney provided under this Section 10 is coupled with an interest and is irrevocable.

11. Independent Contractor.

(a) Drake and the Advisor shall act in the capacity of an independent contractor with respect to the Company, and not as an employee or authorized agent or representative of the Company. Drake and the Advisor shall not have any authority to enter into contracts or binding commitments in the name or on behalf of the Company. The parties will not use each other’s logo or marks without prior written approval, and then such use shall be only for the benefit of the party which owns the logo or mark and at the direction of such party. Drake and the Advisor shall not be, nor represent himself as being, authorized to bind the Company.

(b) Drake and the Advisor agree, acknowledge and understand that neither party shall have the status of an employee of the Company and shall participate in any employee benefit plans or group insurance plans or programs (including, but not limited to, salary, bonus or incentive plans, stock option or purchase plans, or plans pertaining to retirement, deferred savings, disability, medical or dental) even if either party is considered eligible to participate pursuant to the terms of such plans, unless otherwise agreed to by the parties. In addition, Drake and the Advisor understand and agree that consistent with their independent contractor status, each party will not apply for any government-sponsored benefits intended only for employees, including, but not limited to, unemployment benefits.

(c) The Company shall issue Form 1099 records for its payments to Advisor made pursuant to this Agreement. Because Advisor is an independent contractor, Advisor is solely responsible for all taxes, withholdings, and other similar statutory obligations; and Advisor agrees to defend, indemnify and hold the Company harmless from any and all claims made by any taxing authority on account of an alleged failure by Advisor to satisfy any such tax or withholding obligations related to Advisor’s independent contractor status. Advisor warrants that Advisor has had the opportunity to obtain independent advice regarding the tax consequences of the payments made pursuant to this Agreement. Drake acknowledges he is sharing with the Advisor any fees payable to the Advisor in accordance with a separate agreement.

12. Representations, Warranties and Covenants.

12.1 Drake and the Advisor agree, represent and warrant that:

(a) All action necessary for the authorization, execution, delivery and performance of all obligations under this Agreement has been taken and this Agreement constitutes a valid and legally binding obligation of Drake and the Advisor that is enforceable against each party in accordance with its terms. To their knowledge, the authorization, execution and delivery by Drake and the Advisor of this Agreement and the performance of their obligations under this Agreement will not, with or without the passage of time or giving of notice (i) conflict with, or result in any violation of or default or loss of any benefit under, any permit, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Drake or the Advisor is a party or to which any of Drake or the Advisor’s property is subject or (ii) conflict with, or result in a breach or violation of or default or loss of any benefit under, the terms of any agreement, contract, indenture or other instrument to which Drake or the Advisor is a party or to which any of their property is subject, or constitute a default or loss of any right thereunder or an event that, with the lapse of time or notice or both, might result in a default or loss of any right thereunder. Drake and the Advisor’s performance of their obligations under this Agreement will not infringe upon or violate any right of any person or entity.

(b) During the term of this Agreement, Drake and the Advisor shall not be bound by any agreement, nor assume any obligation, which would conflict with the provisions of this Agreement.

(c) In performing the Advisory Services, Drake and the Advisor will not use any confidential or proprietary information of any other person or entity or infringe the intellectual property rights (including, without limitation, patent, copyright, trademark or trade secret rights) of any other person or entity nor will Drake or the Advisor disclose to the Company, or bring onto the Company’s premises, or induce the Company to use any confidential information of any other person or entity.

(d) Drake and the Advisor will abide by all applicable laws and the Company’s safety rules in the course of performing the Advisory Services. Drake and the Advisor have, and shall maintain, all licenses and permits necessary to perform the Advisory Services under this Agreement and all of such licenses are, and shall remain, in full force and effect.

(e) Drake and the Advisor will not subcontract any of their obligations under this Agreement without the prior written consent of the Company.

12.2 The Company agrees, represents and warrants that:

(a) All action necessary for the authorization, execution, delivery and performance of all obligations under this Agreement has been taken and this Agreement constitutes a valid and legally binding obligation of the Company that is enforceable against the Company in accordance with its terms.

(b) During the term of this Agreement, the Company shall not be bound by any agreement, nor assume any obligation, which would conflict with the provisions of this Agreement.

(c) The Company shall not use any confidential or proprietary information of any other person or entity or infringe the intellectual property rights (including, without limitation, patent, copyright, trademark or trade secret rights) of any other person or entity nor will the Company disclose to the Advisor, or induce the Advisor to use any confidential information of any other person or entity.

13. Indemnification. Drake and the Advisor will defend, indemnify and hold the Company and its affiliates harmless against any and all losses, liabilities, damages, claims, demands, suits, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) arising or resulting, directly or indirectly, from any act or omission of Drake or the Advisor that constitutes a breach of any term or condition of this Agreement.

14. Termination. This Agreement may be terminated by the Company or Drake and the Advisor without cause upon at least thirty (30) days prior written notice to the other party. Any such termination without cause shall not result in forfeiture by Drake and the Advisor of any compensation paid prior to the date of termination. Upon the occurrence of any of the following events (as determined in the sole discretion of the Company), the Company may terminate this Agreement immediately upon delivery of written notice to Drake and the Advisor, which shall be considered a “for cause” termination: (i) the engagement by Drake or the Advisor in any conduct which constitutes gross negligence, willful misconduct or any other conduct which is demonstrably and materially injurious to the Company, whether monetary or otherwise; (ii) the commission by either party of any felony, act of fraud or dishonesty involving the Company or its business or which materially impairs their ability to perform their duties for the Company, (iii) the violation of any federal or state securities laws or rules, or (iv) the filing by the Securities and Exchange Commission or any state securities regulator which shall include the New York Attorney General . Upon termination for cause, Drake or the Advisor shall not be entitled to any compensation of any kind subsequent to the date of termination.

15. Non-Solicitation.

(a) Drake and the Advisor acknowledge that, in the course of their engagement with the Company, each has become familiar, or will become familiar, with trade secrets and with other Proprietary Information concerning the Company and that the services have been and will be of special, unique and extraordinary value to the Company. Drake and the Advisor understands that the following restrictions may limit their ability to earn a livelihood in a business similar to the business of the Company, but they nevertheless believe that they will receive sufficient consideration and other benefits as an Advisor of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given the education, skills and ability, as applicable), Drake and the Advisor dos not believe would prevent them from otherwise earning a living or meeting their monetary obligations. Drake and the Advisor further understand that the provisions of this Agreement are reasonable and necessary to preserve the business of the Company.

(b)   In light of Section 15(a), while Drake and the Advisor are engaged by the Company and for twelve (12) months thereafter, they shall not directly or indirectly through another person or entity: (i) induce or attempt to induce any employee or independent contractor of the Company to leave the employ of or engagement with the Company, or in any way interfere with the relationship between the Company, on the one hand, and any employee or independent contractor thereof, on the other hand; or (ii) induce or attempt to induce any actual or potential customer, supplier, independent contractor, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, independent contractor, licensee or business relation, on the one hand, and the Company, on the other hand.

(c) Drake shall, if required by a subsequent employer, inform any prospective or future employer of any and all restrictions contained in this Agreement and provide such employer with a copy of such restrictions (but no other terms of this Agreement), prior to the commencement of that employment.

(d)   If, at the time of enforcement of this Section 15, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, Drake, the Advisor and the Company agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area so as to protect the Company to the greatest extent possible under applicable law from improper competition.

(e) In the event of any breach or violation by Drake or the Advisor of any of the restrictions contained in this Section 15, any time period specified herein shall abate during the time of any such breach or violation thereof and that portion remaining at the time of commencement of any such breach or violation shall not begin to run until such breach or violation has been cured in all respects.

16. Miscellaneous Provisions.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER CONNECTICUT OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CONNECTICUT TO BE APPLIED. The Company, Drake and the Advisor hereby irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of any State of Arizona court or federal court in Maricopa County, Arizona and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and the Company, Drake and the Advisor hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such State of Arizona court or, to the extent permitted by law, in such federal court. The Company and the Advisor irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company, Drake and the Advisor agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company, Drake and the Advisor irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Maricopa County, Arizona state or federal court and any appellate court of such court. Notwithstanding the foregoing, the parties intend to and hereby confer jurisdiction to enforce the covenants contained in Section 16 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly or partially invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(b) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and permitted assigns; provided, however, that the rights and obligations of the parties hereto are not assignable without the other party’s prior written consent. Any assignment made in violation hereof shall be null and void and of no force or effect.

(d) All notices, consents, waivers or other communications given under this Agreement shall be in writing and given by overnight delivery (by a nationally recognized overnight courier service), personal delivery or by email, at the respective addresses of the parties as set forth below their signatures hereto or at the most current address as may be supplied by such party to the other pursuant to this Section. Such notices, if sent by overnight delivery, shall be deemed to have been given one day after being sent. Such notices, if delivered in person, shall be deemed to have been given upon receipt by the other party.

(e) This Agreement contains the entire understanding of the parties regarding its subject matter and supersedes all prior understandings or agreements between the parties with regard to its subject matter. This Agreement can only be modified by a subsequent written agreement executed by both parties hereto.

(f)   This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

(g) Because Drake and the Advisor’s services are unique and because Drake and the Advisor has access to Proprietary Information, the parties hereto agree that monetary damages alone would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, such provisions (without posting a bond or other security or plead or prove a lack of irreparable harm or adequate remedy at law) or require Drake or the Advisor to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any breach of this Agreement. The rights and remedies of the Company under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company under this Agreement, and the obligations and liabilities of Drake and the Advisor under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. No failure on the part of any person or entity to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person or entity in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person or entity shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person or entity; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. IN NO EVENT SHALL DRAKE OR THE ADVISOR BE LIABLE TO THE COMPANY OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER ADVISOR WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL DRAKE OR THE ADVISOR’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE COMPANY TO ADVISOR UNDER THIS AGREEMENT FOR THE ADVISORY SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

(h) WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[Signature Page Follows]

IN WITNESS WHEREOF, this Advisor Agreement is entered into as of the Effective Date.

“COMPANY”	“ADVISOR”

TimefireVR Inc.	David Drake

Signed: ______________________

Signed: ______________________
Name: Jonathan Read
Title: Chief Executive Officer
Signed: ______________________
Michael Woloshin
CEO
ICO Media Group Inc.

EXHIBIT A

SERVICES AND COMPENSATION

Services.

Drake and the Advisor will assist Timefire VR Inc. in the implementation and execution business model in assisting and setting up a Crypto Mining operation and bringing in other valued added projects in the crypto space including Joint Ventures, Potential Acquisitions and other opportunities. Drake shall devote at least three business days per month to assisting the Company under this Agreement.

Compensation.

Upon execution of this Agreement, the Advisor shall receive $200,000 worth of common stock of the Company which is equal to 6,666,666 shares of common stock at $0.03 cents per share (the “Shares”). The Shares shall be restricted under Rule 144. The Shares shall vest quarterly, with the first vesting date being three months from the Effective Date, subject to this Agreement having not been terminated and neither party having given notice in accordance with the provisions of Section 14 of this Agreement on each applicable vesting date. Provided, however, if the Company terminates without cause all shares shall vest upon the giving of notice of termination.The Advisor agrees to execute the Company’s standard investment letter prior to issuance of the Shares. The Company shall also issue the Advisor 6,666,666 three-year warrants (the “Warrants”) to purchase the Company’s common stock at $0.05 per share. The Warrants shall vest quarterly, with the first vesting date being three months from the Effective Date, subject to this Agreement having not been terminated and neither party having given notice in accordance with the provisions of Section 14 of this Agreement on each applicable vesting date.

If the Company has entered into mining of cryptocurrency within 90 days from the date of this Agreement, the Company will also grant ICO Media Group a 6% Royalty from any revenues the Company receives during the term from mining of cryptocurrency, calculated on a cash basis as follows:

Months 1-24 6%

Months 25-36 4%

Months 37-48 2%

Months 49-60 1%

The Company shall reimburse ICO Media Gropu $5,000 per month to pay for the services of an engineer to build out and operate the Company’s proposed cryptocurrency mining business. Ther engineer shall devote one-half of his time to the Company’s business.

EXHIBIT B

NON-DISCLOSURE AGREEMENT

See attached.